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                                                                   Exhibit 10.37

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT made effective as of the 1st day of November 2000 (the "Effective Date") by and between GoAmerica, Inc., a Delaware corporation with its principal place of business at 401 Hackensack Avenue, Hackensack, New Jersey 07601 (the "Company"), and David Blumenthal (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company desires to secure the employment of the Employee in accordance with the provisions of this Agreement; and

         WHEREAS, the Employee desires and is willing to accept employment with the Company in accordance herewith.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Term. The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company pursuant to the terms and conditions of this Agreement as Chief Operating Officer of the Company, or in a position at least commensurate therewith in all material respects, for an initial term commencing on the Effective Date hereof and expiring on the third anniversary thereof (the "Initial Term"). On the expiration of the Initial Term and on each yearly anniversary thereof, the Agreement shall automatically renew for an additional one-year period (the "Renewal Term"), unless sooner terminated in accordance with the provisions of Section 5 or unless either party notifies the other party in writing of its intentions not to renew this Agreement not less than sixty (60) days prior to such expiration date or anniversary, as the case may be.
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         2. Positions and Duties.

         (a) Duties. The Employee's duties hereunder shall be those which shall be prescribed from time to time by the Board of Directors in accordance with the bylaws of the Company and shall include such executive duties, powers and responsibilities as customarily attend the office of Chief Operating Officer of a company comparable to the Company. The Employee will hold, in addition to the office of Chief Operating Officer of the Company, such other executive offices in the Company and its subsidiaries to which he may be elected, appointed or assigned by the Board of Directors from time to time and will discharge such executive duties in connection therewith. During the employment period, the Employee's position (including status, offices and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned immediately preceding the Effective Date. The Employee shall devote his full working time, energy and skill (reasonable absences for vacations and illness excepted), to the business of the Company as is necessary in order to perform such duties faithfully, competently and diligently; provided, however, that notwithstanding any provision in this Agreement to the contrary, the Employee shall not be precluded from devoting reasonable periods of time required for serving as a member of boards of companies which have been approved by the Board of Directors or participating in non-business organizations so long as such memberships or activities do not interfere with the performance of the Employee's duties hereunder.


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         3. Compensation. During the term of this Agreement, the Employee shall receive, for all services rendered to the Company hereunder, the following (hereinafter referred to as "Compensation"):

         (a) Base Salary. The Employee shall be paid an initial base salary at the rate of $175,000 per year. Effective January 1, 2001, the initial base salary shall be subject to an increase at the standard rate of any increases for similarly situated executive employees. Thereafter, such base salary shall be reviewed, and any increases in the amount thereof shall be determined by the Board of Directors or a compensation committee formed by the Board of Directors (the "Compensation Committee") annually during the term hereof. The Employee's base salary shall be payable in equal installments in accordance with the Company's general salary payment policies but no less frequently than monthly.

         (b) Bonuses. The Employee shall be eligible for and may receive bonuses. The amount of such bonus shall be solely within the discretion of the Board of Directors or, if formed, the Compensation Committee thereof.

         (c) Incentive Compensation. The Employee shall be eligible for awards from the Company's incentive compensation plans, including without limitation any stock option plans, applicable to high level executive officers of the Company or to key employees of the Company or its subsidiaries, in accordance with the terms thereof. Any such awards shall be made on a basis commensurate with other similarly situated executive employees.

         (d) Benefits. The Employee and his "dependents," as that term may be defined under the applicable benefit plan(s) of the Company, shall be included, to the extent eligible thereunder, in any and all plans, programs and policies which provide benefits for similarly

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situated executive level employees and their dependents. Such plans, programs and policies may include health care insurance, long-term disability plans, life insurance, supplemental disability insurance, supplemental life insurance, holidays and other similar or comparable benefits as are made available to other similarly situated executive level employees.

         (e) Expenses. Subject to and in accordance with reasonable policies and procedures maintained by the Company from time to time concerning documentation of expenses, the Employee hereby is authorized to incur, and, shall be reimbursed by the Company for, any and all reasonable and necessary business-related expenses, which expenses are incurred by the Employee on behalf of the Company or any of its subsidiaries.

         4. Absences. The Employee shall be entitled to vacations of no less than four (4) weeks per year. In addition, the Employee shall be entitled to absences because of illness or other incapacity, and such other absences, whether for holiday, personal time, or for any other purpose, as set forth in the Company's employment manual or current procedures and policies, as the case may be, as same may be amended from time-to-time.

         5. Termination. In addition to the events of termination and expiration of this Agreement provided for in Section 1 hereof, the Employee's employment hereunder may be terminated only as follows:

         (a) Without Cause. The Company may terminate the Employee's employment hereunder without cause only upon action by the Board of Directors, and upon no less than sixty (60) days prior written notice to the Employee. The Employee may terminate employment hereunder without cause upon no less than sixty (60) days prior written notice to the Company.


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         (b) For Cause, by the Company. The Company may terminate the Employee's employment hereunder for cause immediately and with prompt notice to the Employee, which cause shall be determined in good faith solely by the Board of Directors. "Cause" for termination shall be limited to the following conduct of the Employee:

                  (i) Material breach of any provision of this Agreement by the Employee, which breach shall not have been cured by the Employee within sixty
(60) days of receipt of written notice of said breach;

                  (ii) Misconduct as an employee of the Company, including but not limited to: misappropriating any funds or property of the Company; attempting to willfully obtain any personal profit from any transaction in which the Employee has an interest which is adverse to the interests of the Company (other than the transaction contemplated by the Asset Purchase Agreement dated as of the 31st day of October 2000, by and among the Company, GoAmerica Communications Corp., Flash Creative Management, Inc., and the shareholders of Flash Creative Management, Inc. listed on Annex I to the Asset Purchase Agreement); or any other act or omission which substantially impairs the Company's ability to conduct its ordinary business in its usual manner;

                  (iii) Unreasonable neglect or unreasonable refusal to perform the duties assigned to the Employee under or pursuant to this Agreement;

                  (iv) Conviction of a felony (including pleading guilty or no contest to a felony or lesser charge which results from plea bargaining); or

                  (v) Any other act or omission which subjects the Company or any of its subsidiaries to substantial public disrespect, scandal or ridicule.


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         (c) For Good Reason by Employee. The Employee may terminate employment hereunder for good reason immediately and with prompt notice to the Company. "Good reason" for termination by the Employee shall be limited to the following conduct of the Company:

                  (i) Material breach of any provision of this Agreement by the Company, which breach shall not have been cured by the Company within sixty (60) days of receipt of written notice of said breach;

                  (ii) Failure to maintain the Employee in a position commensurate with that referred to in Section 2 of this Agreement;

                  (iii) The assignment to the Employee of any duties inconsistent with the Employee's position, authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the Company which results in a diminution of such position, authority, duties or responsibilities, excluding for this purpose any isolated action not taken in bad faith and which is promptly remedied by the Company after receipt of notice thereof given by the Employee; and

                  (iv) The requirement that the Employee to be based at a location outside of a fifty (50) mile radius from Hackensack, New Jersey, except for required travel on the Company's business to an extent substantially consistent with the Employee's business obligations.

         (d) Death. The period of active employment of the Employee hereunder shall terminate automatically in the event of his death.

         (e) Disability. In the event that the Employee shall be unable to perform duties hereunder for a period of one hundred eighty (180) consecutive calendar days or one hundred eighty (180) work days within any 360 consecutive calendar days, by reason of disability as a

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result of illness, accident or other physical or mental incapacity or disability, the Company may, in its discretion, by giving written notice to the Employee, terminate the Employee's employment hereunder as long as the Employee is still disabled on the effective date of such termination.

         (f) Mutual Agreement. This Agreement may be terminated at any time by mutual agreement of the Employee and the Company.

         6. Compensation in the Event of Termination. In the event that the Employee's employment pursuant to this Agreement terminates prior to the end of the term of this Agreement for a reason provided in Section 5 hereof, the Company shall pay the Employee compensation as set forth below:

         (a) By Employee for Good Reason; By Company Without Cause. In the event that the Employee's employment hereunder is terminated by the Employee for good reason pursuant to Section 5(c) hereof; or by the Company without cause pursuant to Section 5(a) hereof, then:

                  (i) the Company shall continue to pay to the Employee his annual base salary and all other compensation and benefits provided for in
Section 3 hereof in the same manner as before termination for a period of time ending twelve (12) months from the date of such termination. The Employee shall not be required to mitigate the amount of any payment provided for in this
Section 6(a) by seeking employment or otherwise, nor shall any amounts received from employment or otherwise by the Employee offset in any manner the obligations of the Company hereunder; and

                  (ii) the payments, rights and entitlements described in Sections 6(a)(i) hereof, if any, shall only be made if the Employee shall first have executed and delivered to the

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Company a release with respect to his employment hereunder and the termination of such employment.

         (b) By Company Upon Termination of Agreement Due to Employee's Death or Disability. In the event of the Employee's death or if the Company shall terminate the Employee's employment hereunder for disability pursuant to Section 5(e) hereof then:

                  (i) the Company shall continue to pay the base salary payable hereunder at the then current rate for one (1) year after the termination of employment to the Employee or his personal representative, as applicable;

                  (ii) in the event of a termination pursuant to Section 5(e) hereof, if eligible, Employee shall be entitled to benefits under any salaried long-term disability plan of the Company covering the Employee then in effect; and

                  (iii) all other compensation and benefits provided for in
Section 3 of this Agreement shall cease upon such termination.

         (c) By Company For Cause or By Employee Without Good Reason. In the event that: (i) the Company shall terminate the Employee's employment hereunder for cause pursuant to Section 5(b) hereof; or (ii) the Employee shall terminate employment hereunder without "good reason" as defined in Section 5(c) hereof, then the Employee's rights hereunder shall cease as of the effective date of the termination, including, without limitation, the right to receive the Base Salary and all other compensation or benefits provided for in this Agreement, except that the Company shall pay the Employee salary and other Compensation which may have been earned and is due and payable but which has not been paid as of the date of termination.


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         7. Effect of Termination. In the event of expiration or early termination of this Agreement as provided herein, neither the Company nor the Employee shall have any remaining duties or obligations hereunder except that:

         (a) The Company shall:

                  (i) Pay the Employee's accrued salary and any other accrued benefits under Section 3 hereof;

                  (ii) Reimburse the Employee for expenses already incurred in accordance with Section 3(e) hereof;

                  (iii) Pay or otherwise provide for any benefits, payments or continuation or conversion rights in accordance with the provisions of any benefit plan of which the Employee or any of his dependents is or was a participant; and

                  (iv) Pay the Employee or his beneficiaries any compensation due pursuant to Section 6 hereof; and

         (b) The Employee shall remain bound by the terms of Section 8 hereof and Exhibit A attached hereto.

         8. Restrictive Covenant. (a) In consideration for the Company entering into the Asset Purchase Agreement dated as of the 31st day of October 2000, by and among the Company, GoAmerica Communications Corp., Flash Creative Management, Inc., and the shareholders of Flash Creative Management, Inc. listed on Annex I to the Asset Purchase Agreement, in consideration for the value and good will being acquired pursuant thereto, and because the Employee acknowledges and agrees that he has access to secret and confidential information of the Company and its subsidiaries, the following restrictive covenant is necessary

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to protect the interests and continued success of the Company. Except as otherwise expressly consented to in writing by the Company, during the time period (the "Restricted Period") that begins on the Effective Date and ends on the latter of the date that is i) three years from the date of the consummation of the Asset Purchase Agreement or ii) twelve (12) months from the date of termination of Employee's employment hereunder, except as otherwise expressly consented to in writing by the Company, the Employee shall not, directly or indirectly, acting as an employee, owner, shareholder, partner, joint venturer, officer, director, agent, salesperson, consultant, advisor, investor or principal of any corporation or other business entity:

                  (i) engage, in any state or territory of the United States of America or other country where the Company is actively doing business (determined as of the date the Employee's employment with the Company terminates), in direct or indirect competition with the business conducted by the Company ( hereafter a "Competitive Business") or activities of which the Employee is aware the Company plans to conduct within one (1) year of termination;

                  (ii) request or otherwise attempt to induce or influence, directly or indirectly, any present customer or supplier, or prospective customer or supplier, of the Company, or other persons sharing a business relationship with the Company, to cancel, limit or postpone their business with the Company, or otherwise take action which might be to the material disadvantage of the Company; or

                  (iii) hire or solicit for employment, directly or indirectly, or induce or actively attempt to influence, any Employee of the Company or any Affiliate, as such term is defined in the Securities Act of 1933, as amended, to terminate his or her employment or discontinue such person's consultant, contractor or other business association with the Company;


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         (b) If the Employee violates any of the restrictions contained in
Section 8(a) above, the Restrictive Period shall be increased by the period of time from the commencement of any such violation until the time such violation shall be cured by the Employee to the satisfaction of the Company, and the Company may withhold any and all payments, except salary, otherwise due and owing to the Employee under this Agreement.

         (c) In the event that either the geographical area or the Restrictive Period set forth in Section 8(a) of this Agreement is deemed to be unreasonably restrictive in any court proceeding, the court may reduce such geographical area and Restrictive Period to the extent which it deems reasonable under the circumstances.

         (d) Nothing in this Section 8, whether express or implied, shall prevent the Employee from being a holder of securities of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended, or any privately held company; provided, however, that during the Restricted Period, and with respect to any company which may be deemed directly or indirectly to be a Competitive Business or a business which the Company plans to conduct, the Employee holds of record and beneficially less than one percent (1%) of the votes eligible to be cast generally by holders of securities of such company for the election of directors.

         (e) The Employee, as a condition of his continued employment, acknowledges and agrees that he has reviewed and will continue to be bound by all of the provisions set forth in the Company's Employee-At-Will, Invention Assignment, Confidentiality and Non-Solicitation Agreement attached hereto as Exhibit A (the "ICN Agreement"), which is incorporated herein by reference and made a part hereof as though fully set forth herein. To the extent that the terms of

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this Agreement are inconsistent with the terms of the ICN Agreement, the terms of this Agreement shall govern. Employee acknowledges and understands that
Section 8 hereof and the ICN Agreement will survive the termination of his employment with the Company.

         (f) Employee acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Section 8 and/or the ICN Agreement by Employee, the Company may suffer irreparable harm and therefore, the Company shall be entitled, to the extent permissible by law, immediately to cease to pay or provide the Employee any compensation being, or to be, paid or provided to him pursuant to Sections 3 or 6 of this Agreement, and also to obtain immediate injunctive relief restraining the Employee from conduct in breach or threatened breach of the covenants contained in this Section 8 and/or the ICN Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Employee.

         (g) A Competitive Business shall be determined as of the date the Employee's employment with the Company terminates. As of the Effective Date a Competitive Business is the provision of wireless services, i.e., those provided by a wireless network service provider such as ATT Wireless Services, Verizon Wireless, OmniSky, Aether, Motient, and Metricom or those provided by product companies such as Research in Motion, Sierra Wireless and Novatel.

         9. Directors and Officers Liability Insurance. During the term of this Agreement, the Company shall maintain standard directors and officers liability insurance in a face amount of no less than $10,000,000.

         10. Resolution of Differences Over Breaches of Agreement. Except as otherwise provided herein, any controversy or claim arising out of, or relating to, this Agreement, or the

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breach hereof, or otherwise arising out of or relating to the Employee's employment, compensation and benefits with the Company or the termination thereof, shall be reviewed in the first instance in accordance with the Company's internal review procedures, if any, with recourse thereafter--for temporary or preliminary injunctive relief only as to the provisions of Section 8 and the ICN Agreement--to the courts having jurisdiction thereof. If any relief other than injunctive relief is sought, then to arbitration in the State of New Jersey administered by the American Arbitration Association, under its National Rules for the Resolution of Employment Disputes and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. Any claim or controversy not submitted to arbitration in accordance with this Section 9 shall be waived and, thereafter, no arbitration panel or tribunal or court shall have the power to rule or make any award on any such claim or controversy.

         11. No Conflicts. The Employee has represented and hereby represents to the Company that the execution, delivery and performance by the Employee of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Employee is a party or of which the Employee is or should be aware and the there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to save the Company harmless from any liability, cost or expense, including attorney's fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist.


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         12. Waiver. The waiver by a party hereto of any breach by the other party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by a party hereto.

         13. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and the Company shall be obligated to require any successor to expressly assume its obligations hereunder. This Agreement shall inure to the benefit of and be enforceable by the Employee or his legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Employee may not assign any of his duties, responsibilities, obligations or positions hereunder to any person and any such purported assignment by him shall be void and of no force and effect.

         14. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if personally delivered or when sent by first class certified or registered mail, postage prepaid, return receipt requested--in the case of the Employee, to his residence address as set forth below, and in the case of the Company, to the address of its principal place of business as set forth below, in care of the Board of Directors--or to such other person or at such other address with respect to each party as such party shall notify the other in writing.

         15. Construction of Agreement.

         (a) Governing Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the internal laws of the State of New Jersey without reference to its principles regarding conflicts of law.


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         (b) Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (c) Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

         16. Entire Agreement. This Agreement and the ICN Agreement attached as Exhibit A hereto contains the entire agreement of the parties concerning the Employee's employment and all promises, representations, understandings, arrangements and prior agreements on such subject are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person acting other than pursuant to a resolution of the Board of Directors shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the Company's rights to terminate or to fail to extend this Agreement.


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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and attested by its duly authorized officers, and the Employee has set his hand, all as of the day and year first above written.

ATTEST:                                     GoAmerica, Inc.



/s/ Francis J. Elenio                       By:/s/ Aaron Dobrinsky
------------------------------------           --------------------------------
Francis J. Elenio, Secretary                     Aaron Dobrinsky, President


                                            Address:
                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

WITNESS:                                    EMPLOYEE



/s/ Lior Hod                                /s/ David Blumenthal
------------------------------------        -----------------------------------
                                            David Blumenthal

                                            Address: 452 Churchill Road
                                                     --------------------------

                                                     Teaneck, NJ 07666
                                                     --------------------------

                                                     --------------------------


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                                    EXHIBIT A

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